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                                                                   EXHIBIT 10.16


                      EMPLOYMENT AGREEMENT ADDENDUM 3(a)(2)


         This Addendum 3(a)(2) is entered into effective as of December 31, 2003 between HCC INSURANCE HOLDINGS, INC. (the "Company") and STEPHEN L. WAY ("Executive") and constitutes a clarifying amendment to the Employment Agreement between the Company and the Executive dated effective as of January 1, 2003 (the "Employment Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Employment Agreement.

                                R E C I T A L S:

         WHEREAS, the Company has adopted the HCC Insurance Holdings, Inc. Nonqualified Deferred Compensation Plan for Stephen L. Way;

         WHEREAS, Executive and the Company desire to clarify Section 3(a)(2) of the Employment Agreement relating to the Executive's Deferred Compensation accruals;

         WHEREAS, the Employment Agreement may be amended by a written instrument signed by the Executive and an authorized officer of the Company; and

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth herein and in the Employment Agreement, the parties hereto agree as follows:

         1. Deferred Compensation under the Employment Agreement shall be accrued under one or more of the Company's deferred compensation plans as determined from time to time by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). Notwithstanding anything herein or in the Employment Agreement to the contrary, such accruals of Deferred Compensation shall be subject to and shall be governed by the terms of the plan under which accrued (including, without limitation, plan terms regarding the crediting of income and the timing of distributions).

         2. Subject to Sections 3(g) and 6 of the Employment Agreement, the Deferred Compensation credited pursuant to the Employment Agreement each calendar year or portion thereof during the Term shall be $400,000 or such greater amount as is approved by the Compensation Committee in its discretion. Deferred Compensation accruals for a year shall be credited on December 31 of the year, unless an earlier date is specified by the Compensation Committee.



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         IN WITNESS WHEREOF, the Parties have executed this Agreement in multiple copies, effective as of the date specified above.


EXECUTIVE                              COMPANY

                                       HCC INSURANCE HOLDINGS, INC.



    /s/ STEPHEN L. WAY                 By:      /s/ WALTER J. LACK
-------------------------------           -------------------------------------
STEPHEN L. WAY                         Its: Chairman of the Compensation
                                            Committee of the Board of Directors


Date:    December 31, 2003             Date:    December 31, 2003
     --------------------------             -----------------------------------



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